EXHIBIT 99.1

Alteon	6 Campus Drive • Parsippany, NJ • 07054 (201) 934-5000 • Fax: (201) 934-8880

FOR IMMEDIATE RELEASE	Contacts:	HaptoGuard, Inc. and Alteon Inc.
Susan Pietropaolo
SMP Solutions, Inc.
201-818-5537 (at Alteon)
spietropaolo@alteon.com

UTI Limited Partnership
Shannon MacMillan
403.270.2431
macmillan@uti.ca

HAPTOGUARD AND UTI LIMITED PARTNERSHIP ENTER INTO LICENSE AGREEMENT
FOR NOVEL CLASS OF COMPOUNDS DEVELOPED BY UNIVERSITY OF CALGARY

HaptoGuard Plans to Develop New Class of Compounds with the Potential to Help
Cardiovascular Patients

Saddle Brook, NJ, Parsippany, NJ, and Calgary, AB, May 9, 2006 - HaptoGuard Inc., Alteon Inc. (AMEX: ALT) and UTI Limited Partnership today announced that HaptoGuard has signed a worldwide exclusive license agreement with UTI Limited Partnership, the University of Calgary’s technology transfer and commercialization centre, to acquire rights to a family of compounds developed by Thomas G. Back, Ph.D., Professor of Chemistry, University of Calgary. This new class of compounds has the potential to help patients with cardiovascular disease.

Under terms of the agreement, HaptoGuard obtains exclusive worldwide rights to develop, manufacture and market products from a library of compounds characterized as glutathione peroxidase mimetics. HaptoGuard will be responsible for worldwide product development programs. HaptoGuard is currently developing ALT-2074 (formerly BXT-51072), an orally-active compound with potent glutathione peroxidase activity, for acute cardiovascular indications.

"We are delighted to enter this agreement and build a relationship with a world class chemist specializing in organoselenium and organotellurium chemistry,” said Dr. Noah Berkowitz, CEO of HaptoGuard. “Our experience with ALT-2074 has indicated both potent anti-oxidant and anti-inflammatory properties, which we think may be class effects. Expanding our portfolio to include potential second and third generation products for anticipated and even new indications is an important part of our strategy moving forward. We were very fortunate to find Dr. Back, an outstanding scientist with profound understanding of selenium and tellurium chemistry, at the time he was patenting and publishing innovations on this class of compounds. We look forward to working with him to develop new chemical entities in the future.”

"I am excited to be a part of an alliance with HaptoGuard, as their interests are a perfect match with our own regarding glutathione peroxidase mimetics,” said Dr. Back. “This partnership will not only facilitate the movement of our existing compounds from our laboratory toward useful medical applications, but will also promote the discovery of improved compounds in the future. We are very excited about these new possibilities."

Potential Benefits of a New Class of Compounds: Glutathione Peroxidase Mimetics

Over the past few decades, as the clinical consequences of elevated cholesterol have become better appreciated, the scientific community has identified components of the cholesterol fraction in the blood that are more tightly associated with adverse clinical consequences. One such component, oxidized lipid, has been increasingly recognized as pathological. Particularly important from a public safety and epidemiological point of view, is that these non-enzymatically generated oxidation products of lipids accumulate in the context of diabetes and smoking. Some of the pathological consequences of oxidized lipids (“lipid peroxides”) are inflammatory signaling and the increased sensitivity of blood vessels and possibly heart muscle, to hypoxia (lack of oxygen). It is not surprising then that lipid peroxides are associated with an increased risk for larger infarctions of the heart and more severe heart failure.

The human body has developed protective mechanisms against the accumulation of lipid peroxides. One such mechanism is glutathione peroxidase (GPx), a seleno-enzyme that catalyzes the reduction of hydroperoxides to less toxic alcohols. One reputable multinational research consortium has shown that patients with low levels of GPx activity have higher levels of adverse cardiovascular events.(1) HaptoGuard’s lead compound, ALT-2074 represents one of several small molecules licensed by the company that mimics the activity of GPx. The Company believes that mimicking GPx activity with ALT-2074, particularly in diabetics at high risk for elevated lipid hydroperoxides, may reduce oxidized lipid-induced cardiovascular injury.

HaptoGuard may also investigate the utility of glutathione peroxidase mimetics in the treatment of inflammatory autoimmune diseases, as well as diseases such as acute liver injury.

About HaptoGuard and Alteon

On April 19, 2006, HaptoGuard, a privately-held company, announced a definitive merger agreement with Alteon Inc. (AMEX: ALT). Alteon and HaptoGuard have complementary products under development in cardiovascular diseases and diabetes, including two Phase 2 clinical-stage compounds, ALT-2074 (formerly known as BXT-51072) and alagebrium. Data is expected around year-end 2006 from a Phase 2 trial of HaptoGuard’s ALT-2074 seeking to reduce myocardial injury in diabetic patients undergoing angioplasty or similar interventions. Alteon’s alagebrium, which has been shown to improve cardiac function including the ability to significantly reduce left ventricular mass, is being developed for heart failure. The merger is subject to the approval of Alteon and HaptoGuard shareholders and is expected to close in the third quarter of 2006.

About UTI

UTI Limited Partnership is the University of Calgary’s technology transfer and commercialization centre. UTI works with inventors to evaluate, protect, market and commercialize technology. UTI is dedicated to the pursuit of excellence in technology commercialization, creating business opportunities from scientific innovation.

 # # #

(1)	Blankenberg-S et al., Glutathione peroxidase 1 activity and cardiovascular events in patients with coronary artery disease. N Engl J Med. 2003 Oct 23;349(17):1605-13

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, that Alteon may not complete the acquisition of HaptoGuard, and if completed, that the combined company’s financial condition may not be as expected, and those relating to Alteon’s ability to obtain sufficient financing to allow it to continue as a going concern and to continue the development of alagebrium, technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, and other risks identified in Alteon’s filings with the Securities and Exchange Commission. Further information on risks faced by Alteon are detailed under the caption “Risk Factors” in Alteon’s Annual Report on Form 10-K for the year ended December 31, 2005 and in subsequent filings with the SEC. These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Participants in the Solicitation

In connection with the proposed merger, Alteon Inc. and HaptoGuard, Inc. will be filing a joint proxy statement with the Securities and Exchange Commission. Investors and security holders of Alteon Inc. and HaptoGuard, Inc. are advised to read the joint proxy statement regarding the proposed merger referred to in this communication when it becomes available because it will contain important information. Alteon Inc. and HaptoGuard, Inc. expect to mail the joint proxy statement about the proposed merger to their respective stockholders. In addition to the proxy statement, Alteon Inc. files annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement and any other documents filed by Alteon Inc. at http://www.sec.gov and directly from Alteon Inc.

Alteon Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Alteon Inc. with respect to the proposed merger. Information regarding such officers and directors is included in Alteon Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in its proxy statement for the 2006 annual meeting, which will be filed with the Securities and Exchange Commission. Once filed, these documents are available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and directly from Alteon Inc.

HaptoGuard, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of HaptoGuard, Inc. HaptoGuard, Inc. is a private company and does not file annual or quarterly reports with the SEC.